EXHIBIT 99.1

BJ's Restaurants Opens in Frederick, Maryland

HUNTINGTON BEACH, Calif., Nov. 26, 2013 (GLOBE NEWSWIRE) -- BJ's Restaurants, Inc. (Nasdaq:BJRI) today announced the opening of its newest restaurant in Frederick, Maryland, on Monday, November 25, 2013. The new BJ's Restaurant & Brewhouse is located on a free standing pad at the Francis Scott Key regional mall. The restaurant is approximately 8,500 square feet, contains seating for approximately 280 guests and features BJ's extensive menu, including BJ's signature deep-dish pizza, award-winning handcrafted beer and famous Pizookie® dessert. BJ's highly detailed, contemporary décor and unique video statement, including BJ's 103" plasma display as well as several high-definition flat panel televisions, creates a high energy, fun and family-friendly dining environment for everyone to enjoy. Hours of operation are from 11:00 a.m. to 12:00 midnight Sunday through Thursday, and 11:00 a.m. to 1:00 a.m. Friday and Saturday.

"We are excited to open our last new restaurant for fiscal 2013 in Frederick, Maryland," commented Greg Trojan, President and CEO. "The new Frederick restaurant is our second location in the Mid-Atlantic, joining our Tysons Corner, Virginia, restaurant which opened in late October. Over the next several years we look forward to opening more new restaurants in the Mid-Atlantic as we continue our national expansion.   The Frederick restaurant is our 17th opening this year. I am really proud of all the BJ's team members who worked so diligently to open our new restaurants. We will finish this year with 146 restaurants and continue to believe there is room for at least 425 BJ's restaurants domestically. We are looking forward to a solid class of new restaurant openings in 2014 and beyond." Investors are reminded that the actual number and timing of new restaurant openings is subject to a number of factors outside of the Company's control including, but not limited to, weather conditions and factors under the control of landlords, contractors and regulatory/licensing authorities.

BJ's Restaurants, Inc. currently owns and operates 146 casual dining restaurants under the BJ's Restaurant & Brewery®, BJ's Restaurant & Brewhouse®, BJ's Pizza & Grill® and BJ's Grill® brand names. BJ's Restaurants offer an innovative and broad menu featuring award-winning, signature deep-dish pizza complemented with generously portioned salads, appetizers, sandwiches, soups, pastas, entrees and desserts, including the Pizookie® dessert. Quality, flavor, value, moderate prices and sincere service remain distinct attributes of the BJ's experience. The Company operates several microbreweries in addition to using independent third party brewers to produce and distribute BJ's critically acclaimed proprietary craft beers throughout the chain. The Company's restaurants are located in California (64), Texas (29), Florida (15), Arizona (6), Colorado (5), Nevada (5), Washington (4), Ohio (4), Oklahoma (3), Oregon (3), Kentucky (2), Indiana (1), Kansas (1), Louisiana (1), Maryland (1), New Mexico (1) and Virginia (1). Visit BJ's Restaurants, Inc. on the Web at http://www.bjsrestaurants.com.

Certain statements in the preceding paragraphs and all other statements that are not purely historical constitute "forward-looking" statements for purposes of the Securities Act of 1933 and the Securities and Exchange Act of 1934, as amended, and are intended to be covered by the safe harbors created thereby. Such statements include, but are not limited to, those regarding expected comparable restaurant sales and margin growth in future periods, total potential domestic capacity, the success of various sales-building and productivity initiatives, future guest traffic trends and the number and timing of new restaurants expected to be opened in future periods. These "forward-looking" statements involve known and unknown risks, uncertainties and other factors which may cause actual results to be materially different from those projected or anticipated. Factors that might cause such differences include, but are not limited to: (i) our ability to manage an increasing number of new restaurant openings, (ii) construction delays, (iii) labor shortages, (iv) increase in minimum wage and other employment related costs, including the potential impact of the Patient Protection and Affordable Care Act on our operations, (v) the effect of credit and equity market disruptions on our ability to finance our continued expansion on acceptable terms, (vi) food quality and health concerns, (vii) factors that impact California, where 64 of our current 146 restaurants are located, (viii) restaurant and brewery industry competition, (ix) impact of certain brewery business considerations, including without limitation, dependence upon suppliers, third party contractors and related hazards, (x) consumer spending trends in general for casual dining occasions, (xi) potential uninsured losses and liabilities due to limitations on insurance coverage, (xii) fluctuating commodity costs and availability of food in general and certain raw materials related to the brewing of our handcrafted beers and energy, (xiii) trademark and service-mark risks, (xiv) government regulations and licensing costs, (xv) beer and liquor regulations, (xvi) loss of key personnel, (xvii) inability to secure acceptable sites, (xviii) legal proceedings, (xix) other general economic and regulatory conditions and requirements, (xx) the success of our key sales-building and related operational initiatives, and (xxi) numerous other matters discussed in the Company's filings with the Securities and Exchange Commission, including its recent reports on Forms 10-K, 10-Q and 8-K. The "forward-looking" statements contained in this press release are based on current assumptions and expectations and BJ's Restaurants, Inc. undertakes no obligation to update or alter its "forward-looking" statements whether as a result of new information, future events or otherwise.

CONTACT: Greg Levin of BJ's Restaurants, Inc.
         (714) 500-2400